Enphase Energy to Acquire SunPower’s Microinverter Business
5-Year Agreement Expected to Accelerate Global Adoption of AC Modules as the De Facto Residential Solution

PETALUMA, Calif. and SAN JOSE, Calif., June 12, 2018—Enphase Energy, Inc. (NASDAQ:ENPH), and SunPower Corporation (NASDAQ:SPWR), today announced a definitive agreement for Enphase to acquire SunPower’s microinverter business for $25 million in cash and 7.5 million shares of Enphase common stock. Key highlights of the acquisition include:

•	Advances AC Modules (ACM) as the future of residential solar

•	Enhances SunPower’s Equinox™ Home Solar System with a custom line of Enphase’s IQ microinverters for use with SunPower AC Modules

•	Enphase expects to add $60-$70 million annualized revenue in second half of 2019 at 33%-35% gross margin

•	Adds over 140 patents to Enphase’s strong IP portfolio

•	Expects to close by end of the third quarter of 2018 with initial IQ shipments in the fourth quarter

•	$25 million cash to be funded from Enphase’s balance sheet in two installments

“We are pleased to become the microinverter supplier for SunPower’s AC Modules,” said Badri Kothandaraman, president and CEO of Enphase Energy. “The IQ 7XS 320W AC microinverter in an ACM strongly complements SunPower’s high efficiency solar cells, communication and racking to create a high performance, high quality and easy-to-use Equinox™ Home Solar System, providing exceptional value to homeowners, dealers and architects.”
IQ 7 is Enphase’s seventh-generation microinverter platform leading the industry with its software-defined architecture, broad regulatory compliance, advanced “Smart Grid” features, and a high fire safety rating. The IQ 7XS microinverter offers 97.5% CEC efficiency and was designed specifically for the SunPower’s X Series 96-cell PV modules with peak AC output power of 320W and a Maximum Power Point (MPP) tracking range of 53-64V.
“SunPower customers will continue to see the same quality, high performance that they see now as Enphase exclusively co-develops microinverters for our industry leading residential Equinox solar product,” said SunPower CEO Tom Werner. “As a result of this strategic partnership, SunPower looks forward to benefitting from Enphase’s expertise, allowing us to continue containing costs, leveraging R&D support and helping streamline our business priorities.”

The transaction is expected to close at the end of the third quarter of 2018 subject to product qualification and other closing conditions under the definitive asset purchase agreement.

Conference Call Information
Enphase Energy will host a conference call today for analysts and investors to discuss this acquisition at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). The call is open to the public by dialing (877) 644-1284; participant passcode 5949319. A live webcast of the conference call and presentation slides for download will also be accessible from the “Investor Relations” section under Events & Presentations of the Company's website at investor.enphase.com. Following the webcast, an archived version will be available on the website for 30 days. In addition, an audio replay of the conference call will be available by calling (855) 859-2056; participant passcode 5949319, beginning approximately one hour after the call.
The presentation to be discussed on the conference call will be filed with the SEC and made available on the Company’s website.

About Enphase Energy, Inc.
Enphase Energy, a global energy technology company, delivers smart, easy-to-use solutions that connect solar generation, storage and management on one intelligent platform. The Company revolutionized solar with its microinverter technology and produces the world’s only truly integrated solar plus storage solution. Enphase has shipped approximately 17 million microinverters, and more than 760,000 Enphase systems have been deployed in over 110 countries. For more information, visit www.enphase.com and follow the company on Facebook, LinkedIn and Twitter.

Enphase Energy®, the Enphase logo and other trademarks or service names are the trademarks of Enphase Energy, Inc.
About SunPower Corporation
As one of the world's most innovative and sustainable energy companies, SunPower (NASDAQ:SPWR) provides a diverse group of customers with complete solar solutions and services. Residential customers, businesses, governments, schools and utilities around the globe rely on SunPower's more than 30 years of proven experience. From the first flip of the switch, SunPower delivers maximum value and superb performance throughout the long life of every solar system. Headquartered in Silicon Valley, SunPower has dedicated, customer-focused employees in Africa, Asia, Australia, Europe, and North and South America. For more information about how SunPower is changing the way our world is powered, visit www.sunpower.com.
Forward-Looking Statements
The statements contained in this press release which are financial projections or which are not historical facts (such as statements in the future tense and statements including “advance,” “anticipate,” “believe,” “enhance,” “expect” and similar terms and concepts), including all discussions of future periods which are not yet completed, statements related to Enphase Energy's expected incremental annualized revenues as a result of the SunPower transaction, Enphase’s future financial performance, market demand and expected availability dates for Enphase products, expected performance and advantages of Enphase’s technology, and market trends are forward-looking statements. These forward-looking statements are based on Enphase's current expectations and inherently involve significant risks and uncertainties, including, but not limited to, the risk that the SunPower asset purchase agreement is terminated prior to closing or the related transaction (including the transactions under the master supply agreement with SunPower) do not otherwise close (or close on terms different than what has been agreed as of the date hereof), that the acquired assets and the master supply agreement with SunPower do not result in the revenues or margins currently anticipated by Enphase, risks relating to supplier delays, changes, cancellations or forecast inaccuracies for products to be delivered to Enphase and to SunPower, interruptions in supply, and the parties’ failure or inability to perform their respective obligations under the master supply agreement, asset purchase agreement and related agreements. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of the foregoing risks and uncertainties, and risks and uncertainties including those risks described in more detail in Enphase’s most recent Annual Report on Form 10-K and other documents on file with the SEC and available on the SEC's website at www.sec.gov. Enphase Energy undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations, except as required by law.
Non-GAAP Financial Measures
The financial measures included in this press release have not been prepared in accordance with generally accepted accounting principles (GAAP). In particular, this press release includes information relating to incremental annualized revenue, which amount reflects annualized incremental run-rate revenue anticipated to be earned by Enphase solely from sales of products under the master supply agreement with SunPower based on currently anticipated supply levels and pricing in accordance with the master supply agreement. The non-GAAP financial measures used in this press release were derived using Enphase’s current estimates of the incremental volumes and selling prices, future costs of products and incremental operating expenses required to support its operations following the integration of the acquired business and the effectiveness of the master supply agreement with SunPower. In addition to these uncertainties and risks, actual results could differ from the forward-looking non-GAAP financial measures included in this press release as a result of the following factors. Enphase expects the transaction with SunPower to be accounted for as a business combination. Accordingly, the purchase consideration will be allocated to the assets acquired, including goodwill. The net purchase consideration is partially dependent upon the value of Enphase’s stock on the date the transaction closes (which is currently anticipated to be in September 2018), and, as such, is subject to volatility and other market factors. An increase in Enphase’s stock price before the transaction closes would result in an increase in the purchase consideration, which could be material and impact the valuation of the assets acquired. Also, Enphase excludes employee stock-based compensation expense from its non-GAAP measures primarily because they are non-cash in nature. Moreover, the impact of this expense is significantly affected by Enphase’s stock price at the time of an award over which management has limited to no control. Further, acquisition-related charges have not been included in the non-GAAP measures used in this press release and are expected to primarily include the amortization of acquired intangibles, which are expected to consist primarily of intellectual property to be acquired and intangibles related to customer relationships. These items relate specifically to the SunPower acquisition and are not reflective of Enphase’s ongoing financial performance. The valuation of these assets has not been completed at this time, and the purchase accounting methodology is being reviewed. Thus, the impact, which is expected to be material, and the resulting accounting has not been determined. A full valuation of the assets acquired will be performed as of the closing date of the transaction. Enphase is in the process of reviewing the transaction and determining the appropriate accounting methodology for the purchase. The final valuation and determination of purchase accounting could cause the GAAP and non-GAAP incremental impact of the transaction to materially differ from any and all of the non-GAAP financial measures included in this press release. As a result of the uncertainties and other factors described above, Enphase is unable to present a quantitative reconciliation of the forward-looking non-GAAP financial measures included in this press release to the most directly comparable GAAP financial measure because Enphase management cannot reliably predict all necessary components for the reconciliations. For the same reasons, Enphase is unable to address the probable significance of the unavailable information, which could be material to Enphase’s future financial results.
Enphase Contacts:
Investors
Christina Carrabino
Investor Relations
ir@enphaseenergy.com
+1-707-763-4784 x7294

Media
Christian Zdebel
pr@enphaseenergy.com
+1-484-788-2384

SunPower Contacts:
Investors
Bob Okunski
Bob.Okunski@sunpower.com
408-240-5447

Media
Natalie Wymer
Natalie.Wymer@sunpower.com
408-457-2348